UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 15, 2008

MedQuist Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	0-19941	22-2531298
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Bishops Gate Boulevard, Suite 300, Mount Laurel, New Jersey		08054-4632
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	856.206.4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

This Form 8-K/A amends the Current Report on Form 8-K filed by MedQuist Inc. (the "Company") on September 19, 2008 regarding the transcription services agreement (the "Agreement") that MedQuist Transcriptions, Ltd., a wholly-owned subsidiary of the Company, entered into with CBay Systems & Services, Inc. ("CBay") on September 15, 2009. CBay is an affiliate of the Company’s majority shareholder, CBay, Inc. ("CBay, Inc."), which owns approximately 70% of the Company’s outstanding common stock.

This Form 8-K/A is being filed to indicate that, to ensure the terms of the Agreement and the transactions arising from the Agreement are arms’ length, the Agreement was reviewed and approved by the Audit Committee of the Company’s Board of Directors pursuant to the Company’s previously disclosed Related Party Transaction Policy. The Company’s Audit Committee is comprised solely of independent directors, none of whom have an interest in the Agreement or the transactions arising from the Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedQuist Inc.

February 20, 2009	By:	/s/ Mark R. Sullivan

Name: Mark R. Sullivan
Title: General Counsel, Chief Compliance Officer and Secretary